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                                CREDIT AGREEMENT

                            DATED AS OF JUNE 21,1996

                                    Between

                           REGENCY AFFILIATES, INC.,

                                  as Borrower

                                      and

                       SOUTHERN INDIANA PROPERTIES, INC.,
                                   as Lender



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                               TABLE OF CONTENTS
                               -----------------

                                    SECTION 1
                        AMOUNTS AND TERMS OF LOANS .......................... 1
        1.1     Loan ........................................................ 1
                (A)     Advance of Initial Loan Amount ...................... 1
                (B)     Additional Principal ................................ 1
                (C)     Notes ............................................... 2
                (D)     Expiry Date ......................................... 2
        1.2     Use of Proceeds ............................................. 2
        1.3     Security for the Loans ...................................... 2
        1.4     Interest and Related Fees ................................... 2
                (A)     Regular Interest .................................... 2
                (B)     Default Rate of Interest ............................ 3
                (C)     Contingent Interest ................................. 3
                (D)     Excess Interest ..................................... 3
        1.5     Prepayments ................................................. 4
                (A)     Voluntary Prepayments ............................... 4
                (B)     Mandatory Prepayments and Application of Proceeds ... 5
                (C)     Optional Acceleration ............................... 5
        1.6     Payments .................................................... 6
        1.7     Term of the Agreement ....................................... 6
        1.8     Taxes ....................................................... 6
        1.9     Recourse/Nonrecourse ........................................ 7

                                   SECTION 2
                           AFFIRMATIVE COVENANTS ............................ 7
        2.1     Compliance With Laws ........................................ 7
        2.2     Maintenance of Properties; Insurance ........................ 8
        2.3     Inspection .................................................. 8
        2.4     Escrow Account .............................................. 9
        2.5     Corporate or Partnership Existence, Etc .................... 10
        2.6     Further Assurances ......................................... 10
        2.7     Distribution Proceeds ...................................... 10
        2.8     Taxes ...................................................... 10
        2.9     Sale of Project ............................................ 10

                                   SECTION 3
                             NEGATIVE COVENANTS ............................ 11
        3.1     Liens on Collateral, No Negative Pledges ................... 11
        3.2     Restriction on Fundamental Changes ......................... 11
        3.3     Disposal of Assets ......................................... 11

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
        3.4     Transactions with Affiliates ............................... 12
        3.5     Transfer of Partnership Interest ........................... 12
        3.6     Payments to Shareholders ................................... 12
        3.7     Actions Under Partnership Agreement ........................ 12
        3.8     Press Release; Public Offering Materials ................... 12

                                      SECTION 4
                                   REPORTING ............................... 13
        4.1     Financial Statements and Other Reports ..................... 13
                (A)     Quarterly Financials ............................... 13
                (B)     Year-End Financials ................................ 13
                (C)     Accountants' Reliance Letter ....................... 14
                (D)     Accountants' Reports ............................... 14
                (E)     SEC Filings and Press Releases ..................... 14
                (F)     Events of Default, Etc ............................. 14
                (G)     Litigation ......................................... 15
                (H)     Tax Certification .................................. 15
                (I)     Insurance Reports .................................. 15
                (J)     Other Information .................................. 15
        4.2     Partnership Reports ........................................ 16

                                      SECTION 5
                         REPRESENTATIONS AND WARRANTIES .................... 16
        5.1     Disclosure ................................................. 16
        5.2     No Material Adverse Effect ................................. 16
        5.3     No Default ................................................. 16
        5.4     Organization, Powers, Capitalization and Good Standing ..... 16
                (A)     Organization and Powers ............................ 16
                (B)     Binding Obligation ................................. 17
                (C)     Qualification ...................................... 17
        5.5     Financial Statements ....................................... 17
        5.6     Investigations, Audits, Etc ................................ 17
        5.7     Employee Matters ........................................... 17
        5.8     Solvency ................................................... 18
        5.9     Government Regulation ...................................... 18
        5.10    Margin Regulations ......................................... 18
        5.11    No Broker .................................................. 18
        5.12    Project Development ........................................ 18
        5.13    Environmental .............................................. 19
        5.14    Utility Services, etc. ..................................... 20
        5.15    Taxes and Assessments ...................................... 20
        5.16    Mechanics Liens ............................................ 20
        5.17    Flood Plain ................................................ 20
        5.18    Forfeiture ................................................. 20


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
        5.19    GSA Lease .................................................. 20
                                    SECTION 6
                           DEFAULT, RIGHTS AND REMEDIES .................... 21
        6.1     Event of Default ........................................... 21
                (A)     Payment ............................................ 21
                (B)     Default in Other Agreements ........................ 21
                (C)     Breach of Certain Provisions ....................... 21
                (D)     Breach of Warranty ................................. 21
                (E)     Other Defaults Under Loan Documents ................ 21
                (F)     Involuntary Bankruptcy; Appointment of Receiver, Etc 22
                (G)     Voluntary Bankruptcy; Appointment of Receiver, Etc . 22
                (H)     Governmental Liens ................................. 22
                (I)     Judgment and Attachments ........................... 22
                (J)     Dissolution ........................................ 22
                (K)     Solvency ........................................... 23
                (L)     Injunction ......................................... 23
                (M)     ERISA; Pension Plans ............................... 23
                (N)     EPA ................................................ 23
                (O)     Invalidity of Loan Documents ....................... 23
                (P)     Damage, Strike, Casualty ........................... 23
                (Q)     Licenses and Permits ............................... 23
                (R)     Failure of Security ................................ 24
                (S)     Business Activities ................................ 24
                (T)     Change in Control .................................. 24
        6.2     Limitation of Cure Periods ................................. 24
        6.3     Acceleration ............................................... 24
        6.4     Performance by Lender ...................................... 24

                                  SECTION 7
                             CONDITIONS TO LOANS ........................... 25
        7.1     Delivery of Documents ...................................... 25
        7.2     Representations and Warranties ............................. 25
        7.3     No Default ................................................. 25
        7.4     No Injunction .............................................. 25
        7.5     Board of Director Approval ................................. 25

                                     SECTION 8
                                  MISCELLANEOUS ............................ 25
        8.1     Indemnities ................................................ 25
                (A)    General Indemnity ................................... 25
                (B)    Environmental Indemnification ....................... 26
        8.2     Amendments and Waivers ..................................... 26
        8.3     Notices .................................................... 26


                                      iii

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
        8.4     Failure or Indulgence Not Waiver; Remedies Cumulative ...... 27
        8.5     Marshalling, Payments Set Aside ............................ 27
        8.6     Severability ............................................... 27
        8.7     Headings ................................................... 27
        8.8     APPLICABLE LAW ............................................. 28
        8.9     Successors and Assigns ..................................... 28
        8.10    No Fiduciary Relationship .................................. 28
        8.11    Construction ............................................... 28
        8.12    Consent to Jurisdiction; Limitation of Liability ........... 28
        8.13    WAIVER OF JURY TRIAL ....................................... 29
        8.14    Survival of Warranties and Certain Agreements .............. 29
        8.15    Expenses and Attorneys Fees ................................ 29
        8.16    Entire Agreement ........................................... 30

                                  SECTION 9
                                 DEFINITIONS ............................... 30
        9.1     Certain Defined Terms ...................................... 30
        9.2     Other Definitional Provisions .............................. 39



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


                             INDEX OF DEFINED TERMS
                             ----------------------


DEFINED TERM                          DEFINED IN SECTION
- ------------                          ------------------
Acquisition                               Section 9.1
Additional Principal                      Section 9.1
Affiliate                                 Section 9.1
Aggregate                                 Section 9.1
Aggregate Initial Loan Amount             Section 1.1(A)
Aggregate Insurance Costs
 and Capital Expenditures                 Section 9.1
Aggregate Loan Amount                     Section 9.1
Agreement                                 Section 9.1
Annual Insurance Certification            Section 4.1(I)
Annual Insurance Report                   Section 4.1(I)
Annual Tax Certification                  Section 4.1(H)
Bankruptcy Code                           Section 9.1
Blocked Account Agreement                 Section 9.1
Borrower                                  Preamble
Business Day                              Section 9.1
Capital Expenditures                      Section 9.1
Capital Payments                          Section 9.1
Cash Collateral                           Section 9.1
Closing Date                              Section 9.1
Collateral                                Section 9.1
Contingent Interest                       Section 1.4(C)
Contingent Interest Amount                Section 1.5(A)(2)
Contingent Obligations                    Section 9.1
Control Letter                            Section 9.1
Default                                   Section 9.1
Default Rate                              Section 1.4(B)
Depositary                                Section 2.4(A)
Distribution Proceeds                     Section 9.1
Environmental Laws                        Section 9.1
Environmental Reports                     Section 5.13
Escrow Account                            Section 2.4(A)
Escrow Agreement                          Section 2.4(B)
Event of Default                          Section 6.1
Excluded Distribution Proceeds            Section 1.4(C)
Expiry Date                               Section 1.1(D)
GAAP                                      Section 9.1
General Collateral                        Section 9.1
GSA Lease                                 Section 5.19
Hazardous Materials                       Section 9.1

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
Indebtedness                             Section 9.1
Initial Tranche A Loan Amount            Section 1.1 (A)(i)
Initial Tranche B Loan Amount            Section 1.1 (A)(ii)
Interest Calculation Date                Section 1.4(A)
Internal Rate of Return                  Section 9.1
Lender                                           Preamble
Lien                                     Section 9.1
Loan                                     Section 9.1
Loan Amount                              Section 9.1
Loan Documents                           Section 9.1
Loan Party                               Section 9.1
Loan Year                                Section 9.1
Loans                                    Section 9.1
Material Adverse Effect                  Section 9.1
Net Income                               Section 9.1
Net Proceeds                             Section 9.1
Note(s)                                  Section 9.1
Notice of Optional Acceleration          Section 9.1
NRDC Pledged Shares                      Section 9.1
Obligations                              Section 9.1
Operating Cash Flow                      Section 9.1
Partnership                              Section 9.1
Partnership Agreement                    Section 9.1
Partnership Collateral                   Section 9.1
Permitted Amount                         Section 9.1
Permitted Capital Payments               Section 1.2
Permitted Liens                          Section 9.1
Person                                   Section 9.1
Pledge and Security Agreement            Section 9.1
Pledged Shares                           Section 9.1
Prepayment Premium                       Section 1.5(A)(1)
Project                                  Section 9.1
Regular Distribution                     Section 9.1
Regular Interest                         Section 9.1
Regular Interest Rate                    Section 1.4(A)
Security Documents                       Section 9.1
Side Letter                              Section 2.1
Tranche A Loan                           Section 9.1
Tranche A Loan Amount                    Section 9.1
Tranche A Note                           Section 9.1
Tranche B Loan                           Section 9.1
Tranche B Loan Amount                    Section 9.1
Tranche B Loan Prepayment Date           Section 9.1
Tranche B Note                           Section 9.1

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                                CREDIT AGREEMENT
                                ----------------


         THIS CREDIT AGREEMENT is dated as of June 21, 1996 and is entered into by and between Regency Affiliates, Inc., a Delaware corporation ("Borrower"), with its principal place of business at 381 Robinwood Lane, Wheaton, Illinois 60187, and Southern Indiana Properties, Inc., an Indiana corporation ("Lender"), with offices at 100 NW Second Street, Evansville, Indiana 47708.


                                   RECITALS:
                                   ---------

         A. Borrower desires to obtain from Lender the Loans described herein for the purposes hereinafter set forth.

         B. Borrower desires to secure all of its Obligations (as hereinafter defined) under the Loan Documents (as hereinafter defined) by granting to Lender a security interest in the Collateral (as hereinafter defined).

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

                                   SECTION 1

                           AMOUNTS AND TERMS OF LOANS

            1.1 Loan.
                ----

                (A) ADVANCE OF INITIAL LOAN AMOUNT. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein, Lender shall, on the Closing Date, lend to Borrower (i) the principal sum of $2,750,000 (the "Initial Tranche A Loan Amount") and (ii) the principal sum of $750,000 (the "Initial Tranche B Loan Amount"). The proceeds of the Loans shall be used solely for the purposes identified in Section 1.2 hereof. On the Closing Date, upon the satisfaction of the conditions set forth in Section 7 hereof, Lender shall initiate a wire or other transfer of immediately available funds to Borrower (or such other Persons as Borrower may direct) in an amount equal to the sum of the Initial Tranche A Loan Amount and the Initial Tranche B Loan Amount (collectively the "Aggregate Initial Loan Amount") minus those certain fees of the Lender specified in
EXHIBIT 1.1(A).

                (B) ADDITIONAL PRINCIPAL. On each Interest Calculation Date from and after the Closing Date, accrued and unpaid interest at the Regular Interest Rate shall be calculated as set forth in Section 1.4 hereof and the amount of Regular Interest determined to be owing as of such date shall, to the extent not paid in the manner provided in Section 1.6 hereof, be added to the then outstanding Tranche A Loan Amount and Tranche B Loan Amount, as applicable, as Additional

Principal and shall constitute part of the Tranche A Loan Amount and Tranche B Loan Amount, as applicable, from and after the applicable Interest Calculation Date.

                (C) NOTES. (i) On the Closing Date, Borrower shall execute and deliver a Tranche A Note payable to the order of Lender, which Tranche A Note shall evidence Borrower's obligation to repay the Tranche A Loan (including without limitation the Initial Tranche A Loan Amount and all Additional Principal) and the other Obligations with respect thereto. The Tranche A Note shall be dated the Closing Date and shall be substantially in the form attached hereto as EXHIBIT 1. 1(C)(i).

                (ii) On the Closing Date, Borrower shall execute and deliver a Tranche B Note payable to the order of Lender, which Tranche B Note shall evidence Borrower's obligation to repay the Tranche B Loan (including without limitation the Initial Tranche B Loan Amount and all Additional Principal) and the other Obligations with respect thereto. The Tranche B Note shall be dated the Closing Date and shall be substantially in the form attached hereto as
EXHIBIT 1.1 (C)(ii).

                (D) EXPIRY DATE. Except as otherwise described in Section 1.7 hereof, the Loans are due and payable in full in immediately available funds on the Expiry Date.

                1.2 USE OF PROCEEDS. Proceeds of the Loans shall be used to finance Acquisitions, to pay any transaction expenses related to this Agreement, to make the tax payment referred to in Section 2.8 hereof and for other general corporate purposes, but excluding any Capital Payments (other than Capital Payments in an amount not to exceed $750,000 in the aggregate during the term of this Agreement to retire and/or pay accrued but unpaid dividends with respect to the preferred stock of Borrower (the "Permitted Capital Payments")).

                1.3 SECURITY FOR THE LOANS. The Loans and Borrower's other Obligations hereunder and under the Notes and the other Loan Documents shall be secured by the Liens upon all of the Collateral granted by Borrower to Lender pursuant to the Security Documents, and by all other security interests and Liens at any time or times hereafter granted by Borrower to Lender. If (i) the Tranche B Loan is not used for the purpose of making the Permitted Capital Payments prior to the Tranche B Loan Prepayment Date but for other purposes permitted under Section 1.2 hereof, then on the Tranche B Loan Prepayment Date, or (ii) the Tranche B Loan Amount, together with any and all accrued but unpaid Regular Interest not previously added to the Tranche B Loan Amount as Additional Principal, is paid in full, prior to the Tranche B Loan Prepayment Date as permitted pursuant to Section 1.5 hereof, then on such payment date, Lender agrees to release its Liens on the General Collateral.

                1.4 INTEREST AND RELATED FEES.

                (A) REGULAR INTEREST. From and after the Closing Date until the Loans and the other Obligations shall have been paid in full in cash, the Loans and such other Obligations shall bear interest at a rate of 14% per annum (the "Regular Interest Rate"). Interest at the Regular Interest

Rate shall be calculated semi annually on each December 21st and June 21st of each year from and after the Closing Date (each such date, an "Interest Calculation Date") and shall be paid on each Interest Calculation Date in the manner provided in Section 1.6 hereof, or, at the option of Borrower, as described in Section 1.1(B) hereof. All calculations of interest shall be made on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period to which such calculation relates.

                (B) DEFAULT RATE OF INTEREST. At the election of Lender, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at the rate (the "Default Rate") that is four percent (4%) in excess of the Regular Interest Rate. The amount of Default Rate determined to be owing on each Interest Calculation Date shall be added to the then outstanding Tranche A Loan Amount and Tranche B Loan Amount, as applicable, as Additional Principal and shall constitute part of the Tranche A Loan Amount and Tranche B Loan Amount, as applicable, from and after the applicable Interest Calculation Date.

                (C) CONTINGENT INTEREST. In addition to, and not in substitution of, interest at the Regular Interest Rate or the Default Rate, Borrower shall pay to Lender, as additional consideration for making the Loans to Borrower on the terms and conditions set forth herein, such additional amounts (referred to herein as "Contingent Interest") as may be necessary to enable Lender to achieve an Internal Rate of Return on each Loan of twenty percent (20.0%) per annum or ten percent (10%) for each semi annual period of such Loan on a cumulative basis over the term of such Loan, provided that no Contingent Interest shall be payable with respect to the Tranche B Loan in the event that such Tranche B Loan is prepaid in full prior to the Tranche B Loan Prepayment Date. All such Contingent Interest shall be paid by Borrower only from any Distribution Proceeds remaining after the application of any such proceeds to principal and Regular Interest pursuant to Section 1.5(B) hereof, excluding annual Regular Distributions actually received by Borrower from the Partnership up to a maximum of $120,000 per annum (such Regular Distributions up to such annual limit being referred to herein as "Excluded Distribution Proceeds"). All such Contingent Interest shall be paid on the date which is five (5) days following Borrower's receipt of any Distribution Proceeds (other than Excluded Distribution Proceeds) following application of such proceeds to the Loans pursuant to Section 1.5(B) hereof.

                (D) EXCESS INTEREST. Notwithstanding anything to the contrary set forth in this Section 1.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED HOWEVER, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest payable hereunder shall be as set forth in the other provisions of this Section 1.4 above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by Lender hereunder exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.4(D), a court of competent jurisdiction shall finally determine that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.5(B) hereof in respect of prepayments and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

                1.5 PREPAYMENTS.
                    ------------

                (A) VOLUNTARY PREPAYMENTS. At any time prior to the Tranche B Loan Prepayment Date, Borrower may voluntary prepay the Tranche B Loan and, at any time from and after the second anniversary of the Closing Date, Borrower may voluntarily prepay the Loans, in whole or in part; PROVIDED, HOWEVER, that (i) such voluntary prepayments must be in a minimum principal amount of not less than $100,000 and integral multiples of $50,000 in excess of such amount; and
(ii) such voluntary prepayments may be made by Borrower no more frequently than twice, on the Interest Calculation Date, in any Loan Year. Any such prepayment shall be accompanied by payment of all accrued and unpaid Regular Interest then outstanding, in the case of a prepayment in full, or on the amount so prepaid, in connection with a partial prepayment, together in each case (except in connection with any prepayment of the Tranche B Loan prior to the Tranche B Loan Prepayment Date) with the Prepayment Premium and Contingent Interest Amount described below. Borrower shall give the Lender written notice of its intent to make any voluntary prepayment at least 120 days (or, in the case of any prepayment of the Tranche B Loan prior to the Tranche B Loan Prepayment Date, 60 days) prior to the date upon which prepayment is to be made, which notice shall specify the proposed date of such prepayment and the amount thereof. The prepayment amount specified in such notice shall become immediately due and payable on the date specified therein.

                  (1) Borrower shall pay, as liquidated damages and compensation for Lender's costs of making funds available hereunder (and not as a penalty), an amount (the "Prepayment Premium") determined by multiplying the percentage set forth herein by the then outstanding Tranche A Loan Amount or Tranche B Loan Amount, as applicable, in the case of a prepayment of such Loan in full, or by the amount prepaid, in the case of a partial prepayment: six percent (6%) in the case of any prepayment in the third Loan Year, five percent (5%) in the case of any prepayment in the fourth Loan Year, four percent (4%) in the case of any prepayment in the fifth Loan Year, three percent (3%) in the case of any prepayment in the sixth Loan Year, two percent (2%) in the case of any prepayment in the seventh Loan Year, and one percent (1%) in the case of any prepayment in the eighth Loan Year. No Prepayment Premium will be payable in connection with any voluntary prepayment of either Loan after the eighth Loan Year.

                  (2) In addition to the Prepayment Premium, in the event of any prepayment, Borrower shall pay Lender an amount (the "Contingent Interest Amount") sufficient to enable Lender to achieve an Internal Rate of Return on the amount of each Loan being prepaid of twenty percent (20.0%) per annum, calculated without giving effect to the Prepayment Premium payable pursuant to clause (1) above.

                  (B) MANDATORY PREPAYMENTS AND APPLICATION OF PROCEEDS. (i) Borrower shall be required to make mandatory prepayments of the Loans (1) within five (5) days of receipt of any and all Distribution Proceeds (other than Excluded Distribution Proceeds), in the amount of such Distribution Proceeds,
(2) concurrently with the payment by Borrower of any dividend permitted pursuant to Section 3.6 hereof, in an amount equal to aggregate amount of such dividend, unless otherwise provided in Section 3.6 hereof and (3) within five (5) days of receipt of any and all Net Proceeds from any disposition of Aggregate, in an amount equal to such Net Proceeds. In the event that Borrower has elected to establish an Escrow Account pursuant to Section 2.4 hereof, such prepayments shall initially be made into the Escrow Account and paid out to Lender on each semi annual discount date used to calculate Lender's Internal Rate of Return on each Loan. All such prepayments shall be applied to the Obligations in the manner set forth herein hereof. No Prepayment Premium shall be required to be paid in connection with any such mandatory prepayments.

                  (ii) Any mandatory prepayments made pursuant to this subsection shall be applied first in satisfaction of the Obligations with respect to the Tranche B Loan in the order of priority set forth below and then to the Obligations with respect to the Tranche A Loan in the order of priority set forth below:

                  (1) First, to the accrued and unpaid Regular Interest (and accrued and unpaid Default Rate, if applicable) on such Loan through the date of such prepayment, excluding any such Regular Interest previously added to such Loan as Additional Principal;

                  (2) Second, to the then outstanding Loan Amount with respect to such Loan; and

                  (3) Third, to the payment of Contingent Interest as required pursuant to Section 1.4(C) until such time as Lender has been paid an aggregate amount necessary to permit Lender to achieve an Internal Rate of Return on such Loan of twenty percent (20.0%) per annum.

                  (C) OPTIONAL ACCELERATION. Notwithstanding the foregoing provisions of this Section 1.5, no Prepayment Premium or Contingent Interest shall be payable by Borrower in the event of any prepayment of the Loans during the one (1) year period following delivery by Lender of a Notice of Optional Acceleration.

                1.6 PAYMENTS. All payments by Borrower of the Obligations shall be made in immediately available funds and shall be delivered to Lender by wire transfer to the following account or such other place as Lender may from time to time designate:

                     NBD Bank, N.A.
                     ABA No.: 0740-0005-2
                     Account Number: 740110010051
                     Reference:  For the benefit of Southern Indiana Properties,
                                 Inc.

Borrower shall receive credit for such funds if received by 12:00 noon CST on such day. In the absence of timely notice and receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

                1.7 TERM OF THE AGREEMENT. The term of this Agreement shall commence on the Closing Date and shall continue until the earlier of (i) the date on which the Loans are paid in full in cash in immediately available funds and all other Obligations have been fully satisfied, (ii) the Expiry Date, (iii) the date which is one (1) year following the date on which Lender delivers a Notice of Optional Acceleration, or (iv) the date on which Lender accelerates the obligations pursuant to Section 6.2. Upon expiration of the term of this Agreement (whether by acceleration or otherwise), any unpaid Obligations shall be immediately due and payable in full in cash without notice or demand by Lender. Notwithstanding any type of termination, until all Obligations have been fully and irrevocably paid and satisfied in cash in immediately available funds, Lender shall be entitled to retain the security interests in all Collateral granted under the Security Documents.

                1.8 TAXES. (A) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.8, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.8) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

                     (B) Borrower shall indemnify and pay Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.8) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof

                      (C) For purposes of this Section 1.8, the term "Taxes" means taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender or otherwise in substitution for taxes imposed on or measured by the net income of Lender by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof.

                1.9 RECOURSE/NONRECOURSE. Except as otherwise set forth in this Section, the obligation of Borrower to pay Contingent Interest shall be non-recourse to Borrower and upon the occurrence and during the continuance of an Event of Default under this Agreement or under any other Loan Document, Lender will not seek any damages, deficiency or personal money judgment against Borrower or its partners, heirs, successors or assigns with respect to the Contingent Interest, except such judgment or decree as may be necessary to foreclose the lien in and to the Collateral granted to Lender pursuant to the Security Documents and to bar Borrower's interest in such Collateral. Notwithstanding the foregoing sentence, Borrower shall be liable to Lender for the Contingent Interest and payment for any damages incurred by Lender, including, but not limited to, costs of collection and attorneys' fees, upon:

                  (i) Any fraud or material misrepresentation of Borrower in connection with the Loan Documents;

                  (ii) Any misappropriation of funds, including but not limited to, Distribution Proceeds; and

                  (iii) Any material unauthorized transfer, sale or encumbrance of the Collateral.

                  All Obligations other than Contingent Interest under this Agreement shall be fully recourse to Borrower.


                                   SECTION 2

                             AFFIRMATIVE COVENANTS

                Borrower covenants and agrees that so long as the Loans are outstanding and until payment in full of all Obligations, Borrower shall perform and comply with all covenants in this Section 2. Whenever in this Section 2 Borrower covenants to do anything with regard to the Partnership or the Project, Borrower shall be required to "strive to cause" the Partnership to take such action, and Borrower agrees to exercise its voting rights under the Partnership Agreement in support of such action and to urge the taking of such action consistent with Borrower's status as a limited partner not involved in the management of the Partnership.

                  2.1 COMPLIANCE WITH LAWS. Borrower will (a) comply and will strive to cause the Partnership to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower and the Partnership are now doing business or may hereafter be doing business, including compliance with those matters set forth in that certain Side Letter dated as of the date hereof among Borrower and Lender (the "Side Letter"), and (b) maintain or obtain and will strive to cause the Partnership to maintain or obtain, all licenses and permits now held or hereafter required by Borrower and the Partnership, for which the loss, suspension, revocation or failure to obtain or renew, could have a Material Adverse Effect. This Section 2.1 shall not preclude the Borrower or the Partnership from contesting any taxes or other payments, if such taxes or other payments are being diligently contested in good faith by appropriate proceedings and if appropriate expense provisions have been recorded therefor in conformity with GAAP. Borrower represents and warrants that as of the date hereof, except as set forth in Schedule 2.1 attached hereto or the Side Letter, each of Borrower and, to the best of Borrower's knowledge, the Partnership (i) is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect, and (ii) maintains all licenses and permits referred to above.

                2.2 MAINTENANCE OF PROPERTIES; INSURANCE. Borrower will maintain or strive to cause the Partnership to maintain in good repair, working order and condition all material properties used in the business of Borrower and the Partnership and will make or strive to cause the Partnership to make all appropriate repairs, renewals and replacements thereof. Borrower will maintain or strive to cause the Partnership to maintain, with financially sound and reputable insurers, public liability and property damage insurance with respect to its and the Partnership's business and properties and the business against loss or damage customary for its industry and in amounts acceptable to Lender and will deliver annually evidence thereof to Lender. Borrower will cause Lender to be named as loss payee on all insurance policies of Borrower relating to any Collateral and as additional insured under all liability policies of Borrower. In addition, each such policy shall provide for thirty (30) days notice to Lender prior to any cancellation or material modification thereof. Without limiting the foregoing, in the event any insurance coverage carried by the Partnership and Borrower are inadequate, as determined on the basis of the Annual Insurance Reports and Annual Insurance Certifications required to be delivered pursuant to Section 4.1(I), Borrower shall, at its sole cost and expense, obtain such additional insurance as may be necessary to cure such inadequacy.

                2.3 INSPECTION. Borrower shall (1) permit any authorized representatives of Lender to visit and inspect any of the properties of Borrower and to examine and audit the Borrower's financial and accounting records, and to make copies and take extracts therefrom, and to discuss the Borrower's affairs, finances and business with the Borrower's officers, employees and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested and (2) strive to cause the Partnership to permit any authorized representative of Lender to visit and inspect any of the properties of the Partnership, including the Project, and to examine and audit the Partnership's financial and accounting records and to make copies and take extracts therefrom and to discuss the Partnership's affairs, finances and business with the Partnership's officers, employees and certified public accountants at such reasonable times during normal business hours and as often as may be reasonably requested.

                  2.4 ESCROW ACCOUNT. If requested by Borrower, Borrower and Lender shall establish and maintain the Escrow Account as described below:

                       (A) Upon Borrower's request, Borrower and Lender shall, at the expense of Borrower, establish an escrow account (the "Escrow Account") at a financial institution satisfactory to Lender (the "Depositary"), in its sole discretion, and shall request in writing and otherwise ensure that all Distribution Proceeds and proceeds of Collateral to which Borrower is entitled are deposited directly into the Escrow Account.

                       (B) Contemporaneously with the establishment of the Escrow Account, Borrower shall enter into an agreement (the "Escrow Agreement") with Lender and the Depositary with respect to the Escrow Account, which Escrow Agreement shall provide, among other things, that (i) all funds from time to time on deposit in the Escrow Account and any proceeds thereof are held by the Depositary as agent or bailee-in-possession for Lender for purposes of perfecting Lender's Lien thereon, (ii) the Depositary has no rights of setoff or recoupment or any other similar claims or rights against or in the Escrow Account or any funds from time to time on deposit therein, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) Lender shall have sole control over the disbursement of funds from time to time on deposit in the Escrow Account, subject to Borrower's limited authority to direct the investment of such funds in "Permitted Investments" as more fully set forth in such Escrow Agreement. So long as no Default or Event of Default shall have occurred and be continuing, Lender shall, on a semi annual basis, release the funds in the Escrow Account (other than any mandatory prepayments paid into the Escrow Account pursuant to Section 1.5(B) hereof, which shall be released to Lender) to Borrower for use by Borrower in accordance with the terms of this Agreement, including Lender's right to receive Contingent Interest; PROVIDED that if Aggregate Insurance Costs and Capital Expenditures as of the last day of any calendar year exceed the Permitted Amount in effect as of the last day of such year, all Regular Distributions made by the Partnership to Borrower thereafter shall be retained in the Escrow Account and shall thereafter be made available by Lender to Borrower solely to fund capital contributions to the Partnership which may be required to enable the Partnership to fund the payment of insurance costs and Capital Expenditures.

                       (C) The Escrow Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower shall have granted a Lien to Lender pursuant to the Security Documents.

                       (D) Borrower shall and shall strive to cause the Partnership to (i) hold in trust for Lender cash and other items of payment representing Distribution Proceeds or proceeds of Collateral to which Borrower is entitled, and (ii) in the event any Distribution Proceeds or proceeds of Collateral to which Borrower is entitled are received directly by Borrower or the Partnership, deposit the same into the Escrow Account within one (1) Business Day after such receipt. Borrower acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral to which Borrower is entitled are subject to a Lien in favor of Lender pursuant to the Security Documents.

                2.5 CORPORATE OR PARTNERSHIP EXISTENCE. ETC. Borrower will at all times, (a) preserve, renew and keep in full force and effect its corporate existence and all rights, licenses, permits and franchises necessary for the conduct of its business; and (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder. Borrower will strive to cause the Partnership, at all times to (a) preserve, renew and keep in full force and effect its limited partnership existence, and all rights, licenses, permits and franchises necessary for the conduct of its business; and
(b) continue to conduct its business substantially as now conducted.

                2.6 FURTHER ASSURANCES. Borrower shall from time to time, execute and/or deliver or cause to be executed and/or delivered such guaranties, financing statements, documents, security agreements and reports as Lender at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents.

                2.7 DISTRIBUTION PROCEEDS. Borrower shall and shall strive to cause the Partnership to direct all Distribution Proceeds or proceeds of Collateral to which Borrower is entitled to Lender (or, if an Escrow Account is established pursuant to Section 2.4, to such Escrow Account), who shall apply such Distribution Proceeds or proceeds of Collateral in accordance with the terms of this Agreement (or, if no such application is applicable, Lender shall be entitled to retain all such amounts in its possession as cash collateral for Borrower's obligations hereunder); PROVIDED; HOWEVER, as long as no Default or Event of Default shall have occurred and be continuing, and provided the Aggregate Insurance Costs and Capital Expenditures as of the last day of any calendar year do not exceed the Permitted Amount in effect as of the last day of such year, Lender will remit to Borrower the Excluded Distribution Proceeds when and as received by Lender. Borrower acknowledges and agrees that, to the extent any such funds are held by Lender as cash collateral as described above, Lender shall have no obligation to invest such funds in any interest bearing account and that, if such funds are so invested, Lender shall be entitled to retain any interest or other expenses therein for its own account. In addition, Lender shall have no obligation to segregate such funds in a separate account.

                2.8 TAXES. Promptly following receipt of the Aggregate Initial Loan Amount, Borrower shall use such proceeds to pay any and all federal, state or other local taxes due and owing by Borrower as of the Closing Date.

                2.9 SALE OF PROJECT. Borrower shall aggressively market the Project and solicit bona fide offers from third parties to purchase the Project subsequent to December 31, 2004 and to present any such offers to the Partnership in accordance with Section 14.01 of the Partnership Agreement. In the event that Borrower is unable to find a bona fide third party purchaser for the Project by June 30, 2005, then Lender shall have the right to find a bona fide third party purchaser for the Project and Borrower agrees to present any such purchase offer solicited by Lender to the Partnership in accordance with Section 14.01 of the Partnership Agreement and recommend that such offer be accepted.


                                   SECTION 3

                               NEGATIVE COVENANTS

                  BORROWER'S COVENANTS. Borrower covenants and agrees that, so long as the Loans are outstanding and until the payment in full of the Obligations, Borrower will not do any of the things listed in this Section 3. Whenever in this Section 3 Borrower covenants to do anything with respect to the Partnership or the Project, Borrower shall be required to "strive to cause" the Partnership not to take such action, and Borrower agrees to exercise its voting rights under the Partnership Agreement in support of such restriction on action by the Partnership and to urge the taking of such action consistent with Borrower's status as a limited partner not involved in the management of the Partnership.

                  3.1 LIENS ON COLLATERAL. NO NEGATIVE PLEDGES. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit or suffer to exist, any Lien with respect to the Collateral, except Liens in favor of Lender and, in the case of the General Collateral (other than the Cash Collateral and the NRDC Pledged Shares), Permitted Liens, nor shall Borrower enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon the Collateral, other than, in case of the General Collateral (other than the Cash Collateral and the NRDC Pledged Shares), Permitted Liens. With respect to any Permitted Liens, Lender agrees to subordinate its Liens in the General Collateral (other than the Cash Collateral and the NRDC Pledged Shares) to those in favor of the Person providing the financing giving rise to the Permitted Lien and, if requested, to enter into a subordination agreement reasonably acceptable to Lender reflecting such agreement, PROVIDED that Borrower agrees to promptly pay any costs and expenses (including attorneys' fees) incurred by Lender in connection therewith. Except as provided herein and in the other Loan Documents, Borrower shall not and shall strive to cause the Partnership not to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Partnership to: (1) pay or make any distributions to Borrower; or (2) subject to subordination provisions, pay any Indebtedness owed to Borrower by the Partnership.

                  3.2 RESTRICTION ON FUNDAMENTAL CHANGES. Borrower will not and will strive to cause the Partnership not to; (a) amend, modify or waive any term or provision of its articles of incorporation by-laws, or the Partnership Agreement, as applicable, in each case unless required by law; (b) enter into any transaction of merger or consolidation; or (c) liquidate, wind-up or dissolve itself or suffer any liquidation or dissolution).

                  3.3 DISPOSAL OF ASSETS. Borrower will not convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of the Collateral, except (i) Borrower may use the Cash Collateral for those purposes permitted under Section 1.2 hereof, (ii) with respect to the General Collateral (other than the Cash Collateral) for the sale, lease, sublease, transfer or disposal thereof in bona fide transactions for fair value in the ordinary course of business, and, with respect to the Aggregate, sales in a commercially reasonable manner; PROVIDED, HOWEVER, that the Net Proceeds of any disposition of the Aggregate shall be directed to Lender (or, if an Escrow Account is established pursuant to Section 2.4, to such Escrow Account).

                3.4 TRANSACTIONS WITH AFFILIATES. Except as set forth on
Schedule 3.4 attached hereto, Borrower shall not and shall strive to cause the Partnership not to enter into or permit to exist any lending, borrowing or other transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any employees, directors, officers or other related parties of any Loan Party or any entities controlled, directly or indirectly, by any of such parties without the prior written consent of Lender, including, without limitation, payment of any compensation, management, consulting, advisory or similar fee, except that Borrower may pay base salaries to its officers and employees consistent with industry standards, and, in the event that (i) Borrower ceases to be a public company; or (ii) 40% or more of the voting capital stock of Borrower are owned by officers and/or employees of Borrower; or (iii) 40% or more of Borrower's Board of Directors is comprised of individuals who are officers and/or employees of Borrower, then, from and after the occurrence of such event, Borrower shall not make any cash incentive compensation or similar payments to any of its officers or employees without the prior written consent of Lender.

                3.5 TRANSFER OF PARTNERSHIP INTEREST. Borrower will not sell, transfer, assign or otherwise convey its interest in the Partnership or any portion thereof.

                3.6 PAYMENTS TO SHAREHOLDERS. Except as permitted under Section
3.4 hereof, Borrower shall not, directly or indirectly, make any payments to any of its shareholders, except that Borrower shall be permitted to (A) make the Permitted Capital Payments from the proceeds of the Tranche B Loan and (B) pay dividends to its common or preferred shareholders so long as such payment is funded solely from Borrower's Operating Cash Flow (it being acknowledged and agreed that none of the proceeds of the Loans or of any asset dispositions, nor any funds derived from any other non-operating cash flow sources, may be used for the payment of dividends), and contemporaneously with the payment of any such dividend (excluding the preferred stock dividend referred to in clause A), Borrower makes a mandatory prepayment of the Loans in an amount equal to the aggregate amount of such dividends paid as required pursuant to Section 1.5(B).

                3.7 ACTIONS UNDER PARTNERSHIP AGREEMENT. Borrower shall not cast any vote, make any election, give or withhold any consent or approval, waive any provision, or take any other action under the Partnership Agreement which it may be permitted or required to cast, take, give or withhold, waive or make pursuant to the terms of the Partnership Agreement (in its capacity as limited partner or otherwise) without the prior written consent of the Lender.

                3.8 PRESS RELEASE; PUBLIC OFFERING MATERIALS. Borrower will not and will strive to cause the Partnership not to disclose the name of Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party without Lender's prior written consent (PROVIDED, HOWEVER, that with respect to any prospectus, proxy statement or other materials required to be filed with any governmental entity in accordance with governmental regulations, the prior consent of Lender shall not be required) which shall not be unreasonably withheld, provided that a copy of this Agreement may be included with Borrower's Form 1O-Q filing with the Securities and Exchange Commission.


                                   SECTION 4

                                   REPORTING

                Borrower covenants and agrees that so long as the Loans are outstanding and until payment in full of all Obligations, Borrower shall comply with all covenants in this Section 4.

                4.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Lender each of the financial statements and other reports described below.

                (A) QUARTERLY FINANCIALS. As soon as available and in any event within fifty (50) days after the end of each fiscal quarter (except for the fourth quarter), Borrower will deliver (1) the consolidated financial statements of Borrower as of the end of such fiscal quarter which are included as a part of Borrower's Form 10-Q filing with the Securities and Exchange Commission or, in the absence of such filing requirement, the consolidated balance sheet of Borrower as of the end of such fiscal quarter and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such fiscal quarter and (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                (B) YEAR-END FINANCIALS. As soon as available and in any event within one hundred ten (110) days after the end of each fiscal year of Borrower, Borrower will deliver (1) the consolidated financial statements of Borrower as of the end of such fiscal year which are included as a part of Borrower's Form 10-K filing with the Securities and Exchange Commission or, in the absence of such filing requirement and if not otherwise included in the foregoing, the consolidated balance sheet of Borrower as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal year, (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the financial statements from a firm of Certified Public Accountants selected by Borrower and reasonably acceptable to Lender, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the

"Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement). In the event that any such report shall be "Qualified," Lender agrees that the failure to deliver an "Unqualified" report shall not constitute an immediate Event of Default (unless such report is "Qualified" as a result of such accounting firm's concern with Borrower's ability to remain a "going concern") and Borrower shall have a period of one year from the date of such "Qualified" report to take whatever action is necessary and required to receive an "Unqualified" report. During such one year period Lender agrees not to accelerate the Loans based solely upon such failure to deliver an "Unqualified" report and neither the Default Rate nor any other penalty shall be applied to the Loans as a result of such failure for such one year period.

                (C) ACCOUNTANTS' RELIANCE LETTER. Together with each delivery of consolidated financial statements of Borrower pursuant to subsection 4.5(B), Borrower will deliver a copy of a letter addressed to Borrower's certified public accountants informing such accountants that a primary intent of Borrower was for the professional services such accountants provided to Borrower in preparing their audit report was to benefit or influence Lender and its successors or assigns, and identifying Lender as a party that Borrower has indicated intends to rely on such professional services provided to Borrower by such accountants.

                (D) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Borrower made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

                (E) SEC FILINGS AND PRESS RELEASES. Promptly upon their becoming available, Borrower will deliver copies of (1) all financial statements, reports, notices and proxy statements sent or made available by Borrower to its security holders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (3) all press releases and other statements made available by Borrower to the public concerning developments in the business of any such Person.

                (F) EVENTS OF DEFAULT, ETC. Promptly upon any officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower with respect to any such event or condition and a certificate of Borrower's chief executive officer specifying the nature and period of existence of such event or condition and what action Borrower has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default; (ii) any notice that any Person has given to Borrower or any other action taken with respect to a claimed default or event or condition of the type referred to in subsection 6.1(B); or (iii) any event or condition that could reasonably be expected to result in any Material Adverse Effect.

                (G) LITIGATION. Promptly upon any officer of Borrower obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower, the Partnership, the Collateral or the Project not previously disclosed by Borrower to Lender or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower, the Partnership, the Collateral or the Project which, in each case, is reasonably likely to have a Material Adverse Effect, Borrower will promptly give notice thereof to Lender and provide such other information as may be reasonably available to it to enable Lender and its counsel to evaluate such matter.

                (H) TAX CERTIFICATION. On the first day of each Loan Year commencing with the first day of the second Loan Year, Borrower will deliver to Lender a report (the "Annual Tax Certification") certified by its chief executive officer pursuant to which Borrower shall (i) certify that all current tax liabilities of Borrower have been paid or will be paid prior to the final date allowed for payment by the Internal Revenue Service before a penalty is assessed or interest imposed, and (ii) demonstrate in reasonable detail that Borrower's net operating loss carry forwards, cash flow and asset values through the year 2005 are adequate to meet all of Borrower's projected federal, state and local tax liabilities, including those resulting from Borrower's ownership of its Partnership interest in the Partnership.

                (I) INSURANCE REPORTS. On the Closing Date and on the first day of each Loan Year thereafter, Borrower will deliver to Lender a report (the "Annual Insurance Report") from an independent insurance expert acceptable to Lender, which report shall (i) describe in reasonable detail the level of casualty insurance maintained by the Partnership and any separate casualty insurance maintained by Borrower, (ii) describe in reasonable detail the liability coverages maintained by the Partnership and any separate liability insurance maintained by Borrower, (iii) be accompanied by (a) copies of all then-current policies of casualty and liability insurance, and (b) an opinion of such insurance expert to the effect that the liability coverages maintained by the Partnership and Borrower are at least equal to those customarily carried by other owners of commercial office buildings similar in size, use and location to the Project. In addition, on the Closing Date and on the first day of each Loan Year thereafter, Borrower will deliver to Lender a report (the "Annual Insurance Certification") certified by its chief executive officer pursuant to which Borrower shall demonstrate in reasonable detail that the level of casualty insurance maintained by the Partnership, together with any separate casualty insurance maintained by Borrower, for the Loan Year then commenced, exceeds the aggregate amount of the Partnership's liabilities and the then outstanding Aggregate Loan Amount and all accrued and unpaid Regular Interest thereon.

                (J) OTHER INFORMATION. With reasonable promptness, Borrower will deliver such other information and data with respect to itself or the Collateral as from time to time may be reasonably requested by Lender. With reasonable promptness, Borrower will deliver (to the extent in its possession) or strive to cause the Partnership to deliver such information and data with respect to the Partnership or the Project as from time to time may be reasonably requested by Lender.

                4.2 PARTNERSHIP REPORTS. The Borrower shall furnish Lender all reports received by it in its capacity as a limited partner under the Partnership Agreement, including without limitation, financial statements, tax returns and projections.

                                   SECTION 5

                         REPRESENTATIONS AND WARRANTIES

        In order to induce Lender to enter into this Agreement and to make the Loans, Borrower represents and warrants to Lender that the following statements are and, after giving effect to the making of the Loans and the consummation of the transactions contemplated hereunder, will be true, correct and complete, provided that any and all representations and warranties with respect to the Partnership, the Project or the GSA Lease contained in this Section 5 are made to the best of Borrower's knowledge:

                  5.1 DISCLOSURE. No representation or warranty made or given by Borrower in this Agreement or any of the other Loan Documents, the financial statements referred to in Section 5.5 hereof, or any other document, certificate or written statement furnished to Lender by or on behalf of Borrower for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

                  5.2 NO MATERIAL ADVERSE EFFECT. Since December 31, 1995, there have been no events or changes in facts or circumstances affecting Borrower, the Partnership or the Project which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

                  5.3 NO DEFAULT. The consummation of the transactions contemplated hereunder does not and will not violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any contract of Borrower or the Partnership except such violations, conflicts, breaches or defaults which have either been waived in writing on or before the Closing Date (copies of such waiver having been delivered to Lender) and are disclosed on Schedule 5.3 attached hereto or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  5.4 ORGANIZATION. POWERS. CAPITALIZATION AND GOOD STANDING.

                      (A) ORGANIZATION AND POWERS. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated hereunder and thereunder.

                       (B) BINDING OBLIGATION. This Agreement is, and the other Loan Documents when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Party thereto, each enforceable against such Loan Party in accordance with their respective terms.

                       (C) QUALIFICATION. Each of Borrower and the Partnership is duly qualified and in good standing wherever necessary to carry on its business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which (i) Borrower, and (ii) the Partnership is qualified to do business are set forth on Schedule 5.4(C) attached hereto.

                  5.5 FINANCIAL STATEMENTS. All financial statements concerning Borrower and the Partnership which have been or will hereafter be furnished by Borrower to Lender pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of Borrower and the Partnership as at the dates thereof and the results of its operations for the periods then ended.

                       (A) The consolidated balance sheets at December 31, 1995 and the related statement of income of Borrower for the fiscal year then ended, certified by Hausser + Taylor.

                       (B) The consolidated balance sheet at March 31, 1996 and the related statement of income of Borrower for the one (1) quarter then ended.

                  5.6 INVESTIGATIONS, AUDITS, ETC. Except as set forth on
Schedule 5.6 attached hereto, neither Borrower nor the Partnership is the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.

                  5.7 EMPLOYEE MATTERS. Except as set forth on Schedule 5.7 attached hereto, (i) neither Borrower nor the Partnership nor any of their respective employees is subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of Borrower or the Partnership and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower or the Partnership and (iii) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between Borrower and its employees or the Partnership and its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule
5.7 attached hereto, neither Borrower nor the Partnership is subject or party to an employment contract with any Person.

                       5.8 SOLVENCY. As of the date of this Agreement and after giving effect to the consummation of the transactions contemplated hereunder,
Borrower: (i) owns and will own assets the fair saleable value of which are (a) greater than the total amount of liabilities (including contingent liabilities) of Borrower and (b) greater than the amount that will be required to pay the probable liabilities of Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

                5.9 GOVERNMENT REGULATION. Neither Borrower nor the Partnership is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. Neither Borrower nor the Partnership is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder or under the other Loan Documents. The making of the Loans by Lender to Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the transactions contemplated hereunder will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

                5.10 MARGIN REGULATIONS. Neither Borrower nor the Partnership is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause the Loans to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board.

                5.11 NO BROKER. No broker or finder acting on behalf of Borrower or the Partnership brought about the obtaining, making, or closing of the Loans made pursuant to this Agreement or the transactions contemplated by the Loan Documents and neither the Borrower nor the Partnership has any obligation to any Person on respect of any finder's or brokerage fees in connection therewith.

                5.12 PROJECT DEVELOPMENT. The Project has been (i) constructed pursuant to validly issued building permits and in all material respects in accordance with plans and specifications delivered to Lender, and (ii) approved by all governmental authorities having jurisdiction and is free from any material defects in design and construction. The Project fully complies in all material respects with all applicable zoning, subdivision, building, fire, health, safety, handicapped persons (including, without limitation, provisions of the Americans With Disabilities Act, as amended from time to time and the rules and regulations promulgated thereunder), environmental, pollution, and use laws, codes and ordinances, and all certificates of occupancy, licenses, permits, authorizations and approvals required from all governmental agencies for the construction and use of the Project have been issued, are in effect, and are being complied with in all material respects. All fees and other time to time and the rules and regulations promulgated thereunder), environmental, pollution, and use laws, codes and ordinances, and all certificates of occupancy, licenses, permits, authorizations and approvals required from all governmental agencies for the construction and use of the Project have been issued, are in effect, and are being complied with in all material respects. All fees and other expenses required to be paid in connection with the subdivision, zoning or development of the Project, and all obligations to be performed by or on behalf of Partnership with respect to the subdivision, zoning or development, have been paid and performed in full. There is no material damage from settlement, earth movement, infestation or other causes affecting the Project, or any material defects in the mechanical, structural, electrical, plumbing, sewer, heating, air conditioning and sprinkler systems, and components in the Project, and all of the foregoing is in good first class condition and in good working order. The existing water, sewer, gas, electrical and telephone facilities, storm and sanitary sewers and other utility systems on or utilized by the Project are operating properly and will remain adequate to serve the utility needs of the Project. All utilities and storm and sanitary sewers required for the operation of the Project enter the Project through adjoining public streets or through adjoining private land and in accordance with valid public or private easements. Except as set forth on Schedule 5.12 attached hereto, there are no actions, suits, or proceedings pending or, to the best of Borrower's knowledge after due inquiry and investigation, threatened against or relating to Borrower, the Partnership or the Project in any court or before any administrative agency which, if successful, would restrict or prevent the continued operation of the Project in the manner in which it is being operated and maintained as of the date hereof.

        5.13 ENVIRONMENTAL. Except to the extent disclosed by and specifically described in environmental inspection reports prepared by Lagan Engineering and Environmental Services, Inc. dated June 20, 1996 and delivered to Lender or any other reports delivered to Lender by Borrower and/or Partnership and listed on the Schedule 5.13 attached hereto ("Environmental Reports"):

                (1) There have been no past, and there are no pending or, to Borrower's or the Partnership's knowledge threatened, actions or proceedings by any governmental authority or any other entity regarding public health risks or the environmental condition of the Project or the disposal or presence of Hazardous Materials (as defined herein) or regarding any Environmental Laws (as defined herein);

                (2) the Project (including underlying groundwater and areas leased to tenants, if any), and the use and operation thereof, have been and are currently in compliance with all applicable Environmental Laws;

                (3) the Project has never been used as a dump or a landfill site;

                (4) no generation, manufacture, storage, treatment, transportation,disposal or release of Hazardous Materials is occurring or has occurred on, from or under the Project;

         5.14 UTILITY SERVICES. ETC. Neither Borrower nor the Partnership has received any notice of, nor does Borrower or the Partnership have any knowledge of, (i) any actual or threatened reduction or curtailment of any utility service supplied to the Project; (ii) any violation of any law, zoning ordinance, code, or regulation affecting the Project; (iii) any existing or threatened condemnation, cancellation or suspension of any certificate of occupancy, or other legal action of any kind involving the Project; and (iv) any breach or default under or concerning any easements, covenants or restrictions affecting or relating to the Project.

         5.15 TAXES AND ASSESSMENTS. Neither Borrower nor the Partnership has received any notice of any contemplated or actual special assessments, or re-assessments for general real estate tax purposes, affecting the Project, and the Project is separately assessed for real property tax assessment purposes and is not combined with any other property for such purposes.

         5.16 MECHANICS LIENS. There are no outstanding accounts payable or mechanics', Liens or rights to claim a mechanics' or similar Lien in favor of any contractor, materialman, or laborer or any other Person in connection with the construction of any portion of the Project. There has not been any work performed on or materials supplied to, the Project or contracts entered into for work to be performed on or materials to be supplied to, the Project in the ninety (90) days prior to the date hereof which have not been fully paid for as of the Closing Date, which could give rise to the filing of any such mechanics' or similar Liens against the Project.

         5.17 FLOOD PLAIN. The Project is not located within an area which has been designated by the Federal Emergency Management Agency, the Army Corps of Engineers or any other governmental agency as having, or being subject to, special flood hazards.

         5.18 FORFEITURE. No circumstance, act, event or fact is occurring, has occurred or will be permitted to occur with respect to Borrower or any other Person or the Project which would subject the Project or the Partnership's interest therein to any forfeiture claims by reason of any applicable act, statute, ordinance, rule or regulation, including without limitation, any of the foregoing relating to the possession, use or distribution of any controlled substances.

         5.19 GSA LEASE. The GSA Lease on the Project (the "GSA Lease") attached hereto as Schedule 5.19 is in full force and effect and there is no monetary default or other material breach or default by the Partnership under the GSA lease. The Borrower shall promptly provide the Lender with all amendments to the GSA Lease which it receives from the Partnership.


                                   SECTION 6

                          DEFAULT, RIGHTS AND REMEDIES

         6.1 EVENT OF DEFAULT. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

         (A) PAYMENT. Failure to pay the Loans when due and payable, or any other amount (including, without limitation, Regular Interest or Contingent Interest or any Prepayment Premium) when due and payable under this Agreement or any of the other Loan Documents and such failure continues for a period of fifteen (15) days after receipt by Borrower of notice from Lender of such default, provided that there shall not be any grace period or notice requirement with respect to any and all Obligations due and owing on the Expiry Date; or

         (B) DEFAULT IN OTHER AGREEMENTS. (1) Failure of Borrower to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Obligations) or any Contingent Obligations, (2) breach or default of Borrower with respect to any Indebtedness (other than the Obligations) or any Contingent Obligations, if the effect of such failure to pay, default or breach is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $50,000 or having an aggregate principal amount in excess of $100,000 to become or be declared due prior to their stated maturity, (3) material breach of default by Borrower under the Partnership Agreement, (4) any monetary default or other material breach or default by the Partnership under the GSA Lease which breach is not cured within sixty (60) days, or (5) termination of the GSA Lease; or

         (C) BREACH OF CERTAIN PROVISIONS. Failure of Borrower to perform or comply with any term or condition contained in that portion of Section 2.2 hereof relating to Borrower's obligation to maintain insurance, Sections 2.3,
2.4 (in any material respect) or 2.7 (in any material respect) hereof, Section 3 (in any material respect, in the case of Section 3.1 or 3.3 hereof) hereof or
Section 4 (in any material respect) hereof, or

         (D) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by or on behalf of any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

         (E) OTHER DEFAULTS UNDER LOAN DOCUMENTS. Borrower defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within fifteen
(15) days after receipt by Borrower of notice from Lender of such default (other than occurrences described in other provisions of this Section 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

         (F) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) A court enters a decree or order for relief with respect to Borrower or the Partnership in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for forty-five
(45) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or the Partnership, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or the Partnership, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or the Partnership, for all or a substantial part of the property of Borrower or the Partnership; or

         (G) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER. ETC. (1) An order for relief is entered with respect to Borrower or the Partnership, Borrower or the Partnership commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Borrower or the Partnership makes any assignment for the benefit of creditors; or (3) the Board of Directors of Borrower or the general partner[s] of the Partnership adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 6.1(G); or

         (H) GOVERNMENTAL LIENS. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any material part of the Collateral or any material part of the assets of Borrower or the Partnership by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than the Lien on the Collateral granted by Borrower in favor of Lender) which remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or

         (I) JUDGMENT AND ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process (other than those described in Section 6.1(H)) involving (1) an amount in any individual case in excess of $50,000, in the case of Borrower or the Collateral, or $200,000, in the case of the Partnership or the Project, or (2) an amount in the aggregate at any time in excess of $100,000, in the case of Borrower or the Collateral, or $300,000, in the case of the Partnership or the Project, (in any case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against the Collateral, the Project, Borrower or the Partnership or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

         (J) DISSOLUTION. Any order, judgment or decree is entered against Borrower or the Partnership decreeing the dissolution or split up of Borrower or the Partnership and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

         (K) SOLVENCY. Borrower or the Partnership ceases to be solvent (as represented by Borrower in Section 5.8 hereof) or admits in writing its present or prospective inability to pay its debts as they become due; or

         (L) INJUNCTION. Borrower or the Partnership is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than fifteen (15) days; or

         (M) ERISA; PENSION PLANS. (1) Borrower or the Partnership fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the Internal Revenue Code as amended from time to time ("IRC"), Borrower or the Partnership is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or (2) an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any employee benefit plans; or (3) any employee benefit plans lose their status as a qualified plan under the IRC which results in or could reasonably be expected to result in a Material Adverse Effect; or

         (N) EPA. Failure to; obtain or maintain any operating licenses or permits required by environmental authorities; begin, continue or complete any remediation activities as required by any environmental authorities; store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or comply with any other environmental laws; if such failure could reasonably be expected to have a Material Adverse Effect; or

         (0) INVALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Document to which it is party, or gives notice to such effect; or

         (P) DAMAGE, STRIKE, CASUALTY. Any material damage to, or loss, theft or destruction of, any Collateral or the Project, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than ninety (90) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or the Partnership if any such event or circumstance could reasonably be expected to have a Material Adverse Effect unless, within such ninety (90) period, Borrower has provided to Lender a plan, and, in the case of a casualty, work has commenced, to return such Collateral or the Project to a revenue production state similar to the state of such property prior to the occurrence of such casualty or other event; or

         (Q) LICENSES AND PERMITS. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or the Partnership, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

         (R) FAILURE OF SECURITY. Lender does not have or ceases to have a valid and perfected first priority security interest in the Partnership Collateral and the Cash Collateral or a perfected first or second priority security interest in the General Collateral (other than the Cash Collateral) for any reason other than the failure of Lender to take any action within its control; or

         (S) BUSINESS ACTIVITIES. The Partnership engages in any type of business activity other than the ownership, lease and operation of the Project in accordance with past practices; or

             (T) CHANGE IN CONTROL. Borrower ceases to beneficially own and control, directly or indirectly, its partnership interest in the Partnership or any part thereof owned or held as of the Closing Date.

         6.2 LIMITATION OF CURE PERIODS. Notwithstanding the provisions of subsection (A) and (E) of Section 6.1 hereof, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve month immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under any one or more than one of said subsections.

         6.3 ACCELERATION. Except as otherwise provided in Section 4.1(B) hereof, if any Event of Default described in Section 6.1 hereof shall have occurred and be continuing, Lender may, by written notice to Borrower, declare the Aggregate Loan Amount and all other Obligations to be due and payable, whereupon the same shall become immediately due and payable, all without notice of any kind, except that upon the occurrence of an event described in the foregoing Sections 6.1(F) or 6.1(G), the outstanding Aggregate Loan Amount and accrued interest and fees on the Loans and all other Obligations shall automatically become immediately due and payable in each case, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower.

         6.4 PERFORMANCE BY LENDER. If Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Lender may (but shall be under absolutely no obligation to) perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Lender, promptly pay any amount reasonably expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.


                                   SECTION 7

                              CONDITIONS TO LOANS

           The obligation of Lender to make the Loans subject to satisfaction of all of the applicable conditions set forth below.

         7.1 DELIVERY OF DOCUMENTS. Lender shall have received duly executed copies of the Agreement and all of the other documents, instruments, certificates, reports, appraisals, Environmental Reports, opinions and other Loan Documents listed on Schedule 7.1 attached hereto, all in form and substance satisfactory to Lender and its counsel, and each of the other conditions precedent set forth on Schedule 7.1 attached hereto shall have been satisfied, as determined by Lender.

         7.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be true, correct and complete in all material respects.

         7.3 NO DEFAULT. No event shall have occurred and be continuing or would result from the consummation of the making of the Loans on the Closing Date that would constitute a Default or an Event of Default.

         7.4 NO INJUNCTION. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making the Loans.

         7.5 BOARD OF DIRECTOR APPROVAL. Lender shall have received the final approval of its Board of Directors with respect to the execution, delivery and performance by Lender of the Loan Documents and the consummation of the transactions contemplated hereunder.

                                   SECTION 8

                                 MISCELLANEOUS

         8.1 INDEMNITIES.

                (A) GENERAL INDEMNITY. Borrower agrees to indemnify, pay, defend and hold Lender and its affiliates and their respective officers, directors, employees, agents, attorneys, representatives, successors and assigns (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Indemnitee as a result of Lender being a party to this Agreement; PROVIDED that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee as finally determined by a court of competent jurisdiction. This Section shall survive the satisfaction and payment of the Obligations and termination of this Agreement.

                (B) ENVIRONMENTAL INDEMNIFICATION. Without limiting the generality of the foregoing, Borrower shall indemnify, defend and hold each Indemnitee harmless, from and against any and all liabilities, claims, expenses (including, without limitation, attorneys fees, consulting fees, engineering fees and response and/or remediation costs), judgments, damages, penalties, liens, demands and costs, which any other Indemnities may hereafter suffer, sustain, incur or be subjected to, as a result of (i) a breach of or inaccuracy in the representations and warranties covered by subsection 5.13 herein or (ii) any fact, event, condition, act or omission involving any Hazardous Materials, substances or any other related environmental hazard as defined under applicable Environmental Laws existing at the Project.

         The provisions of and undertakings and indemnification set forth in this Section 8.1 shall survive the satisfaction and payment of the Obligations and termination of this Agreement.

         8.2 AMENDMENTS AND WAIVERS. No amendment, modification, or termination, or waiver of any provision of this Agreement or any Loan Documents, shall be effective unless the same shall be in writing and signed by Lender and Borrower.

         8.3 NOTICES. Any notice or other communication required or desired to be given hereunder or under any other Loan Document shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by telex, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy or telex, on the date of transmission if transmitted on a Business Day before 4:00 p.m. CST; (c) if delivered by overnight courier, two (2) days after delivery to courier properly addressed, or
(d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

     Notices shall be addressed as follows;

     If to Borrower:                    REGENCY AFFILIATES, INC.
                                        381 Robinwood Lane
                                        Wheaton, Illinois 60187
                                        ATTN:   Gary K. Nuttall
                                        Telecopy: (708) 690-3823

     With a copy to:                    GALLAGHER, SHARP, FULTON & NORMAN
                                        1501 Euclid Avenue
                                        Cleveland, Ohio 44115
                                        ATTN: James F. Koehler, Esq.
                                        Telecopy: (216) 241-1608

     If to Lender:                      SOUTHERN INDIANA PROPERTIES, INC.
                                        100 NW Second Street
                                        Suite 310
                                        Evansville, Indiana 47708
                                        ATTN: Vice President and General Manager
                                        Telecopy: (812) 422-3270

                                        INVESTMENT MANAGEMENT ADVISORS
                                        800 East Northwest Highway
                                        Suite 203
                                        Mount Prospect, Illinois 60056
                                        ATTN: Portfolio Administrator
                                        Telecopy: (847) 670-5805

     With a copy to:                    WINSTON & STRAWN
                                        35 West Wacker Drive
                                        Chicago, Illinois 60601
                                        ATTN: Timothy J. Oxley, Esq.
                                        Telecopy: (312) 558-5700

         8.4 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Lender to exercise, or any partial exercise of, any power, right, or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

         8.5 MARSHALLING. PAYMENTS SET ASIDE. Lender shall not be under any obligation to marshall any assets in payment of any or all of the Obligations. To the extent that Borrower makes a payment(s) or Lender enforces its Liens or exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

         8.6 SEVERABILITY. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

         8.7 HEADINGS. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

         8.8 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         8.9 SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder.

         8.10 NO FIDUCIARY RELATIONSHIP. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrower.

         8.11 CONSTRUCTION. Lender and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Lender and Borrower.

         8.12 CONSENT TO JURISDICTION; LIMITATION OF LIABILITY.

                  (A) BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT
SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURT OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST LENDER OR ANY AFFILIATE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

                  (B) LENDER SHALL NOT BE RESPONSIBLE OR LIABLE TO BORROWER OR ANY OTHER PERSON, OR ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF BORROWER OR SUCH OTHER PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH BORROWER OR SUCH OTHER PERSON, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         8.13 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. BORROWER AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER

COMMON LAW AND STATUTORY CLAIMS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RESTATEMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS AND THE OBLIGATIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         8.14 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of the Notes and the other Loan Documents. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 1.4(D), 1.8 and 8.1 shall survive the payment of the Loans and the other Obligations and the termination of this Agreement.

         8.15 EXPENSES AND ATTORNEYS FEES. Borrower agrees to promptly pay all fees, costs and expenses (including those of attorneys provided Borrower shall not be liable for Lender's attorneys fees in excess of the amount set forth in
Exhibit 1.1(A) in connection with the negotiation, documentation and closing of the transactions contemplated hereunder on or as of the Closing Date), appraisers, environmental engineers, other engineers and other consultants or advisors retained by Lender in connection with the transactions contemplated hereunder) incurred by Lender in connection with any matters contemplated by or arising out of this Agreement and the other Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation and closing of the transactions contemplated herein and in connection with any amendments, modifications, and waivers to this Agreement and the other Loan Documents. Borrower agrees to promptly pay all fees, costs and expenses incurred by Lender in connection with any action to enforce this Agreement and/or any other Loan Document or to collect any payments due from Borrower. All fees, costs and expenses for which Borrower is responsible under this Section 8.15 shall be deemed part of the Obligations when incurred, payable on demand and secured by the Collateral.

         8.16 ENTIRE AGREEMENT. This Agreement, the Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

                                   SECTION 9

                                  DEFINITIONS

         9.1 CERTAIN DEFINED TERMS. The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

                  "Acquisition" means any acquisition by Borrower subsequent to the Closing Date of any business, whether by means of an acquisition of assets, stock or other ownership interests.

                  "Affiliate" means any Person (other than Lender): (a) directly or indirectly controlling, controlled by, or under common control with, Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Additional Principal" shall mean all Regular Interest accrued and unpaid as of any Interest Calculation Date for the semi annual period then ended, which interest shall be added to the Tranche A Loan Amount and the Tranche B Loan Amount, as applicable, pursuant to
         Section 1.1(B).

                  "Aggregate" shall mean the approximately 75 million short tons of aggregate located at the site of the Groveland mine in Dickinson County, Michigan, which is owned by NRDC. The Aggregate is rock that was separated from iron ore during previous mining operations, and is co-mingled with other aggregate not owned by NRDC.

                  "Aggregate Insurance Costs and Capital Expenditures" means, with respect to any calendar year, the sum of actual, cumulative costs incurred by the Partnership in respect of insurance premiums and actual, cumulative Capital Expenditures during the period commencing on January 1, 1996 through the last day of such applicable calendar year.

                  "Aggregate Loan Amount" means the Tranche A Loan Amount and the Tranche B Loan Amount, collectively.

                  "Agreement" means this Credit Agreement (including all schedules, exhibits, annexes and appendices hereto), as from time to time amended, restated, supplemented or otherwise modified.

                  "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

                  "Blocked Account Agreement" means that certain Blocked Account Agreement dated the date hereof among Borrower, Lender and LaSalle National Bank as from time to time amended, restated, supplemented or otherwise modified.

                  "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws the State of Illinois, or is a day on which banking institutions located in any such states are closed.

                  "Capital Expenditures" means all payments (including the principal portion of payments under capital leases, installment purchase agreements and other similar purchase money financing arrangements) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are permitted to be capitalized under GAAP.

                  "Capital Payments" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower now or hereafter outstanding, except a stock dividend; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower now or hereafter outstanding.

                  "Cash Collateral" means the cash proceeds of Loans funded by Lender to Borrower on the Closing Date.

                  "Closing Date" means June 21, 1996.

                  "Collateral" means the Partnership Collateral and the General Collateral and any property or interest provided in addition to or in substitution for any of the foregoing.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person:
         (i) with respect to any
indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "Control Letter" means a letter agreement between Lender and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of Borrower which constitute Collateral, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of Borrower which constitute Collateral, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by Borrower which constitute Collateral, whereby, in each case, among other things the issuer, securities intermediary or futures commission merchant disclaims any security interest on the financial assets, acknowledges the lien of Lender therein, and agrees to follow the instructions or entitlement orders of Lender without further consent by Borrower.

         "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "Distribution Proceeds" means all proceeds of all distributions received by Borrower from the Partnership, whether in the nature of insurance or condemnation proceeds, refinancing proceeds in respect of any Indebtedness of the Partnership, proceeds from the disposition of any assets of the Partnership or from any other Partnership source whatsoever, including Operating Cash Flow of the Partnership.

         "Environmental Laws" shall mean all applicable laws, ordinances, requirements and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, as the same may be amended and modified from time to time, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, including, without limitation, all regulations adopted and publications promulgated pursuant to any of said laws.

         "Expiry Date" means December 31, 2005.

         "GAAP" means generally accepted accounting principles as set forth in Statement on Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformity With Generally Accepted Accounting Principles in the Independent Auditor's Report'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "General Collateral" means all "General Collateral" as defined in the Pledge and Security Agreement and any property or interest provided in addition to or in substitution for any of the forgoing.

         "Hazardous Materials" shall mean:

                  (1) any flammables, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances", "hazardous materials", "toxic substances" or "solid waste" in, or which are regulated as to generation, handling, disposal, use, storage, manufacture or transportation by, any Environmental Law;

                  (2) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto);

                  (3) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended;

                  (4) petroleum or any by-products thereof,

                  (5) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as amended or hereafter amended, and in the regulations adopted and publications promulgated pursuant to said law;

                  (6) asbestos in any form or condition;

                  (7) medical and chemical wastes which are by their nature dangerous or toxic;

                  (8) urea foam formaldehyde; and

                  (9) polychlorinated biphenyls.

         "Indebtedness", as applied to any Person, means: (a) all indebtedness for borrowed money; (b)that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;
(d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "Internal Rate of Return" means the semi annual discount rate that equates (i) the sum of the present values (as of the Closing Date and using such semi annual discount rate) of (a) principal payments (whether scheduled or as a result of voluntary or mandatory prepayments), (b) Regular Interest payments and
(c) Contingent Interest payments, to (ii) the Initial Tranche A Loan Amount or Initial Tranche B Loan Amount, as applicable. Such present values shall be calculated using (a) semi annual discounting to the Closing Date and (b) it shall be assumed that any payments of principal, Regular Interest and Contingent Interest received during any semi annual period are received on the last day of each semi annual period; PROVIDED, HOWEVER, that for the period commencing on the conclusion of the last such semi annual period prior to the Expiry Date and concluding on the Expiry Date, the actual number of days in such period shall be utilized for the purpose of calculating present value with any payments received during such period assumed to be received on the Expiry Date. By way of example, certain sample calculations of Internal Rate of Return for purposes of determining Contingent Interest are set forth in Schedule 9.1 attached hereto.

         "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loan" means the Tranche A Loan or Tranche B Loan, as applicable.

         "Loans" means the Tranche A Loan and the Tranche B Loan, collectively.

         "Loan Amount" means the Tranche A Loan Amount or the Tranche B Loan Amount, as applicable.

         "Loan Documents" means this Agreement, the Notes, the Security Documents and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for the benefit of Lender in connection with the Loan and other transactions contemplated by this Agreement, including without limitation all of the documents, instruments and other agreements listed on Schedule 7.1 hereto, all as amended, restated, supplemented or modified from time to time.

         "Loan Party" means, collectively, Borrower and any other Person other than Lender) which is or becomes a party to any Loan Document.

         "Loan Year" means a period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

         "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower or the Partnership on an individual basis or (b) the impairment of the ability of Borrower to perform its obligations under any Loan Document to which it is a party or of Lender to enforce any Loan Document or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "Net Income (or Deficit)" means with respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP.

         "Net Proceeds" means the gross proceeds of any sale of Aggregate less
(i) any commercially reasonable costs and expenses associated with the generation, mining, production, delivery or sale of such Aggregate, (ii) any capital expenditures, including any interest on borrowings related to such capital expenditures, made by Borrower or NRDC to permit the generation, mining, production, delivery or sale of the Aggregate, (iii) any royalties required to be paid by Borrower or NRDC with respect to such mining or sale; (iv) any sinking fund payments required to be made by Borrower or NRDC based on Borrower's $542,000 (face value) zero coupon bonds due January 1, 2002, (v) the 20% portion of any remaining gross proceeds representing the pro rata share of any distribution which must be made to the minority shareholder in NRDC, (vi) 20% of the after-tax profits of NRDC which must be paid to the holders of the Series C Preferred Shares of Borrower, and (vii) $50,000 which may be retained by Borrower during each Loan Year.

         "Notes" means the Tranche A Note and the Tranche B Note, collectively.

         "Notice of Optional Acceleration" means a written notice delivered to Borrower by Lender pursuant to which Lender elects to accelerate the maturity date of the Loan and the other Obligations to the date which is one year following the date of such notice, which notice may be given by Lender in its discretion in the event that any Annual Tax Certification delivered by Borrower pursuant to Section 4.1(H) does not, in Lender's reasonable judgment, adequately demonstrate Borrower's ability to meet its future federal, state and local tax obligations and liabilities, including those resulting from Borrower's ownership of its partnership interest in the Partnership.

         "NRDC" means National Resource Development Corporation, a Nevada corporation and an 80% owned subsidiary of Borrower.

         "NRDC Pledged Shares" means the "NRDC Pledged Shares" as defined in the Pledge and Security Agreement.

         "Obligations" means all obligations, liabilities and indebtedness of Borrower from time to time owed to Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest (including Regular Interest and Contingent Interest) and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower.

         "Operating Cash Flow" means, with respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period PLUS (b) depreciation and amortization, interest expense, and any extraordinary or non-recurring losses deducted in calculating such Net Income MINUS (c) any extraordinary or nonrecurring gains included in calculating such Net Income MINUS (d) any capital expenditure reserves, all as determined in accordance with GAAP.

         "Partnership" means Security Land and Development Company Limited Partnership, a Maryland limited partnership.

         "Partnership Agreement" means the Agreement of Limited Partnership dated as of November 28, 1986 among 1500 Woodlawn Limited Partnership, as general partner, Borrower, as limited partner, and the other limited partners, as amended, restated, modified or supplemented from time to time prior to the date hereof and as in effect as of the Closing Date.

         "Partnership Collateral" means all "Partnership Collateral" as defined in the Pledge and Security Agreement and any property or interest provided in addition to or in substitution for any of the forgoing.

         "Permitted Amount" means, with respect to Aggregate Insurance Costs and Capital Expenditures as of the end of any calendar year, an amount equal to (a) $450,000 plus (b) the product of (i) $425,000 multiplied by (ii) the number of calendar years elapsed since the Closing Date (including calendar year 1996).

         "Permitted Liens" means Liens on the General Collateral (other than the Cash Collateral and the NRDC Pledged Shares) resulting from (i) any Indebtedness incurred by Borrower to finance an Acquisition, (ii) any Indebtedness incurred by Borrower to finance other general corporate purposes, or (iii) any obligation of Borrower not constituting Indebtedness which arises in the ordinary course of Borrower's business, as it may be conducted by Borrower at the time the obligation is incurred.

         "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

         "Pledge and Security Agreement" means that certain Collateral Assignment, Pledge and Security Agreement dated the date hereof between Borrower and Lender as from time to time amended, restated, supplemented or otherwise modified.

         "Pledged Shares" means the "Pledged Shares" as defined in the Pledge and Security Agreement.

         "Project" means the real property and improvements located at 1500 Woodlawn Drive, Woodlawn, Maryland.

         "Regular Distribution" shall mean any regular annual distribution made by the Partnership to Borrower from the Operating Cash Flow of the Partnership not to exceed $120,000 in any fiscal year of Borrower.

         "Regular Interest" means, as of any date of determination, interest accrued and payable on the Loan at the Regular Interest Rate.

         "Security Documents" means all instruments, documents and agreements executed by or on behalf of Borrower or any other Loan Party to guaranty or provide collateral security with respect to the Obligations including, without limitation, the Pledge and Security Agreement, the Control Letter, the Escrow Account Agreement, the Blocked Account Agreement, UCC financing statements and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

         "Tranche A Loan" means the advance made by Lender to Borrower pursuant to Section 1.1(A)(i) hereof, which advance shall be a principal amount equal to the Tranche A Loan Amount outstanding from time to time during the term of this Agreement.

         "Tranche A Loan Amount" means the Initial Tranche A Loan Amount of $2,750,000, as such amount may be increased by any Additional Principal added to the principal balance of the Tranche A Loan during the term of this Agreement, and as such amount may be decreased by any prepayments of the principal balance of the Tranche A Loan made by or on behalf of Borrower during the term of this Agreement.

         "Tranche A Note" means the promissory note of Borrower executed and delivered pursuant to Section 1.1(C)(i).

         "Tranche B Loan" means the advance made by Lender to Borrower pursuant to Section 1.1(A)(ii) hereof, which advance shall be a principal amount equal to the Tranche B Loan Amount outstanding from time to time during the term of this Agreement.

                  "Tranche B Loan Amount" means the Initial Tranche B Loan Amount of $750,000, as such amount may be increased by any Additional Principal added to the principal balance of the Tranche B Loan during the term of this Agreement, and as such amount may be decreased by any prepayments of the principal balance of the Tranche B Loan made by or on behalf of Borrower during the term of this Agreement.

                  "Tranche B Loan Prepayment Date" means the date which is thirty (30) months from the Closing Date.

                  "Tranche B Note" means the promissory note of Borrower executed and delivered pursuant to Section 1.1 (C)(ii).

         9.2 OTHER DEFINITIONAL PROVISIONS. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 9.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                            (signature page follows]

                Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                               BORROWER:


                                               REGENCY AFFILIATES, INC.


                                               By: Gary K. Nuttall
                                                   -------------------------
                                               Name: Gary K. Nuttall
                                                    ------------------------
                                               Title: President
                                                     -----------------------

                                               LENDER:

                                               SOUTHERN INDIANA PROPERTIES, INC.


                                               By: N. P. Wagner
                                                   -------------------------
                                               Name: N. P. Wagner
                                                    ------------------------
                                               Title: President
                                                     -----------------------

                                               By: Glenn E. Jungen
                                                   -------------------------
                                               Name: Glenn E. Jungen
                                                    ------------------------
                                               Title: V.P. Gen. Mgr.
                                                     -----------------------

                         LIST OF EXHIBITS AND SCHEDULES


        EXHIBITS

        Exhibit 1.1(A)      -   Lender's Costs
        Exhibit 1.1 (C)(i)  -   Form of Tranche A Note
        Exhibit 1.1 (C)(ii) -   Form of Tranche B Note


        SCHEDULES

        Schedule 2.1        -   Non-Compliance
        Schedule 3.4        -   Transactions with Affiliates
        Schedule 5.3        -   Violations, Conflicts, Breaches
                                and Defaults
        Schedule 5.4(C)     -   Jurisdictions of Organization and Qualification
        Schedule 5.6        -   Investigations and Audits
        Schedule 5.7        -   Employee Matters
        Schedule 5.12       -   Litigation
        Schedule 5.13       -   Environmental Reports
        Schedule 5.19       -   GSA Lease
        Schedule 7.1        -   List of Closing Documents
        Schedule 9.1        -   Sample Internal Rate of Return Calculations